Exhibit 5.1

OPINION OF BARNES & THORNBURG LLP

July 26, 2005

The Finish Line, Inc.
3308 Mitthoeffer Road
Indianapolis, Indiana 46235

Re: The Finish Line, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to The Finish Line, Inc., an Indiana corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of 4,000,000 Class A Common Shares (the “Shares”) of the Company issuable pursuant to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (the “Plan”).

We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photo static copies and the authenticity of the originals of such copies.

Based on our examination noted above, subject to the assumptions stated herein and relying on the statements of fact contained in the documents we have examined, we are of the opinion that when the Shares have been issued as contemplated by the Plan and when the steps set forth in the next paragraph have been taken, the Shares will be legally issued, fully paid and nonassessable.

The steps to be taken which are referred to in the preceding paragraph consist of the following:

(1)	Compliance with the Securities Act of 1933, as amended, with respect to the Plan and the issuance and sale of the Shares thereunder; and

(2)	Issuance and sale of the Shares in accordance with the terms and conditions set forth in such Plan and the Registration Statement, as amended from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP